As filed with the U.S. Securities and Exchange Commission on March 8, 2022.

Registration No. 333-261679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT No. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delaware	APPHARVEST, INC.	82-5042965
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification No.)

0100
(Primary Standard Industrial
Classification Code Number)

500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Webb

Chief Executive Officer
AppHarvest, Inc.
500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek Lyons AppHarvest, Inc. 500 Appalachian Way Morehead, Kentucky 40351 (606) 653-6100	Derek O. Colla John T. McKenna Cooley LLP 1299 Pennsylvania Avenue NW, Suite 700 Washington, DC 20004 (202) 842-7800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On December 16, 2021, AppHarvest, Inc. filed a registration statement on Form S-1 (File No. 333-261679) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act of 1933, as amended, the resale of up to 20,143,404 shares of our common stock by the selling stockholder identified in the prospectus forming a part of the Registration Statement. The Registration Statement was initially declared effective by the SEC on December 23, 2021.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment”) is being filed to convert the Registration Statement into a registration statement on Form S-3 and contains an updated prospectus relating to the offer and resale of up to 20,143,404 shares of our common stock by the selling stockholder identified therein.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the initial filing of the Registration Statement on December 16, 2021.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 8, 2022

PRELIMINARY PROSPECTUS

20,143,404 Shares of Common Stock

This prospectus relates to the offer and resale of up to 20,143,404 shares (the “Shares”) of our common stock, $0.0001 per share (the “Common Stock”), by B. Riley Principal Capital, LLC (the “Selling Stockholder”). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of this prospectus, pursuant to a common stock purchase agreement we entered into with the Selling Stockholder on December 15, 2021 (the “Purchase Agreement”), in which the Selling Stockholder has committed to purchase from us, at our direction, up to $100,000,000 of our Common Stock, subject to terms and conditions specified in the Purchase Agreement. Concurrently with our execution of the Purchase Agreement on December 15, 2021, we issued 197,628 shares of Common Stock (the “Commitment Shares”) to the Selling Stockholder as consideration for its irrevocable commitment to purchase shares of our Common Stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by the Selling Stockholder. However, we may receive up to $100,000,000 in aggregate gross proceeds from sales of our Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock being offered in this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APPH”. On March 7, 2022, the last reported sales price of the Common Stock as reported on Nasdaq was $5.68 per share.

We are incorporated in Delaware as a public benefit corporation. See the section titled “Prospectus Summary — Public Benefit Corporation.”

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated               , 2022

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus, information incorporated by reference into this prospectus or any applicable prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities described in this prospectus.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “AppHarvest,” “we,” “us,” “our” and similar terms refer to AppHarvest, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “design,” “may,” “should,” or similar language are intended to identify forward-looking statements. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•	our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	our ability to obtain funding for our future operations;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our ability to successfully construct controlled environment agriculture facilities, which may be subject to unexpected costs and delays;

•	our business, expansion plans and opportunities;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the implementation, market acceptance and success of our business model;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to maintain our status as a Certified B Corporation;

•	our future capital requirements and sources and uses of cash;

•	changes in applicable laws or regulations; and

•	other risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K and under similar headings in the other documents we file with the SEC that are incorporated by reference into this prospectus.

The foregoing list of forward-looking statements is not exhaustive. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus or any documents incorporated by reference herein and any prospectus supplement, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus or any documents incorporated by reference herein and any prospectus supplement will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

You should read this prospectus, any documents incorporated by reference herein and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We were founded on January 19, 2018. Together with our subsidiaries, we are an applied agricultural technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, which are designed to grow non-GMO produce, free of or with minimal chemical pesticide residues, use primarily rainwater, and produce significantly higher yields than those yields achieved by traditional agriculture on the same amount of land. We combine conventional agricultural techniques with cutting-edge technology, including artificial intelligence and robotics, to improve access to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia.

Public Benefit Corporation

Under Delaware law, a public benefit corporation is required to identify in its certificate of incorporation the public benefit or benefits it will promote and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the corporation’s stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the public benefit corporation’s certificate of incorporation. Public benefit corporations organized in Delaware are also required to assess their benefit performance internally and to disclose to stockholders at least biennially a report detailing their success in meeting their benefit objectives.

As provided in our amended and restated certificate of incorporation, the public benefits that we promote, and pursuant to which we manage our company, are empowering individuals in Appalachia, driving positive environmental change in the agriculture industry, and improving the lives of our employees and the community at large. Being a public benefit corporation underscores our commitment to our purpose and our stakeholders, including farmers and suppliers, consumers and customers, communities and the environment and stockholders.

Certified B Corporation

While not required by Delaware law or the terms of our amended and restated certificate of incorporation, we have elected to have our social and environmental performance, accountability and transparency assessed against the proprietary criteria established by an independent non-profit organization. As a result of this assessment, in December 2019, we were designated as a Certified B Corporation.

Committed Equity Financing

On December 15, 2021, we entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), with B. Riley Principal Capital, LLC (the “Selling Stockholder” or “B. Riley Principal Capital”). Pursuant to the Purchase Agreement, from and after our initial satisfaction of all of the conditions set forth in the Purchase Agreement (the “Commencement”), which occurred on December 29, 2021 (the “Commencement Date”), we have the right to sell to B. Riley Principal Capital up to $100 million of shares of our Common Stock (the “Total Commitment”), subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the 24-month period beginning on the Commencement Date. Sales of Common Stock to B. Riley Principal Capital under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, on December 16, 2021, we filed a registration statement on Form S-1 (the "Registration Statement") with the SEC to register under the Securities Act the resale by B. Riley Principal Capital of up to 20,143,404 shares of Common Stock, consisting of 197,628 shares of Common Stock that we issued to B. Riley Principal Capital in consideration of its commitment to purchase shares of Common Stock at our election under to the Purchase Agreement (the “Commitment Shares”), and up to 19,945,776 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital, from time to time from and after the Commencement Date. The Registration Statement was declared effective by the SEC on December 23, 2021. We have not sold any shares of our common stock to B. Riley Principal Capital since the Commencement Date. On March 8, 2022, we filed this post-effective amendment to the Registration Statement to convert the Registration Statement into a registration statement on Form S-3, which includes this prospectus relating to the offer and resale of up to 20,143,404 shares of our common stock by the Selling Stockholder. Under the terms of the Purchase Agreement, we are prohibited from effecting sales of our Common Stock to B. Riley Principal Capital pursuant to the Purchase Agreement during the period beginning on the fifth trading day prior to the filing of the post-effective amendment, of which this prospectus forms a part, with the SEC, and ending on the trading day immediately following the effective date of the post-effective amendment that includes this prospectus, at which time we again may elect, in our sole discretion, to issue and sell up to 19,945,776 shares of Common Stock to B. Riley Principal Capital, from time to time during the term of the Purchase Agreement. Please see the section titled “Committed Equity Financing” for more information.

1

There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to B. Riley Principal Capital under the Purchase Agreement. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section titled “Risk Factors.” Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to B. Riley Principal Capital.

Corporate Information

On January 29, 2021, AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., “Legacy AppHarvest”), a Delaware public benefit corporation, Novus Capital Corporation, a Delaware corporation (“Novus”), ORGA, Inc., a Delaware corporation and wholly-owned subsidiary of Novus (“Merger Sub”), consummated the closing of the transactions contemplated by a Business Combination Agreement, dated September 28, 2020 (the “Business Combination Agreement”), following the approval at a special meeting of the stockholders of Novus held on January 29, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AppHarvest and Novus was effected through the merger of Legacy AppHarvest with and into Merger Sub, with Legacy AppHarvest surviving as a wholly owned subsidiary of Novus (the “Business Combination”). On the closing of the Business Combination, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc.

Our principal executive offices are located at 500 Appalachian Way, Morehead, Kentucky and our telephone number is (606) 653-6100. Our corporate website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“AppHarvest” and our other registered and common law trade names, trademarks and service marks are property of AppHarvest, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

2

THE OFFERING

Shares of Common Stock offered by the Selling Stockholder . . .	Up to 20,143,404 shares of Common Stock, consisting of:

• 197,628 Commitment Shares that we issued to the Selling Stockholder upon execution of the Purchase Agreement in consideration of its commitment to purchase shares of Common Stock at our election under the Purchase Agreement; and

• Up to 19,945,776 shares (the “Purchase Shares”) we may elect, in our sole discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement.

Shares of Common Stock outstanding . . . . . . . . . . . . .	101,135,849 shares of Common Stock

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder . . . . . . .	121,081,625 shares of Common Stock

Use of proceeds . . . . . . . . . . . .	We will not receive any proceeds from the resale of shares of Common Stock included in this prospectus by the Selling Stockholder. However, we may receive up to $100 million in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion.

We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Stockholder, if any, under the Purchase Agreement for working capital and general corporate purposes.

See the section titled “Use of Proceeds.”

Risk factors . . . . . . . . . . . . . .	See the section titled “Risk Factors” and the other information included in this prospectus and in the documents incorporated by reference for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

The Nasdaq Global Select Market trading symbol . . . . .	“APPH”

3

The number of shares of Common Stock to be outstanding is based on 101,135,849 shares of Common Stock outstanding as of December 31, 2021, and excludes:

•	6,324,944 shares of Common Stock issuable upon the settlement of restricted stock units granted under the 2021 Equity Incentive Plan and 2018 Equity Incentive Plan;

•	2,808,482 shares of Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $0.3288 per share granted under the 2021 Equity Incentive Plan and 2018 Equity Incentive Plan;

•	9,916,820 shares of Common Stock reserved for future issuance under the 2021 Equity Incentive Plan;

•	1,966,656 shares of Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and

•	13,241,717 shares of Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $11.50 per share.

4

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below together with the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring our Common Stock. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the Common Stock.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement with the Selling Stockholder.

On December 15, 2021, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $100 million of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over an approximately 24-month period commencing on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable Purchase Valuation Period for each Purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $100 million of our Common Stock to the Selling Stockholder, only 20,143,404 shares of our Common Stock (197,628 of which represent the Commitment Shares we issued to the Selling Stockholder upon signing the Purchase Agreement as payment of a commitment fee for the Selling Stockholder’s obligation to purchase shares of our Common Stock under the Purchase Agreement) are being registered for resale under the registration statement that includes this prospectus. If after the Commencement Date we elect to sell to the Selling Stockholder all of the 19,945,776 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the Selling Stockholder in Purchases and Additional Purchases under the Purchase Agreement, depending on the market prices of our Common Stock during the applicable Purchase Valuation Period and Additional Purchase Valuation Period for each Purchase and each Additional Purchase, respectively, made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $100 million Total Commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

5

If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 20,143,404 shares being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $100 million under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective and we will need to obtain stockholder approval to issue shares of Common Stock in excess of 20,143,404 shares of Common Stock (the “Exchange Cap”) under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by the Selling Stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $5.11, in which case, under applicable Nasdaq rules, the Exchange Cap limitation will not apply to issuances and sales of Common Stock under the Purchase Agreement, in each case, before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Common Stock in addition to the 20,143,404 shares of Common Stock being registered for resale by the Selling Stockholder under this prospectus could cause additional substantial dilution to our stockholders.

In addition, we are not required or permitted to issue any shares of Common Stock under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of Nasdaq. In addition, the Selling Stockholder will not be required to purchase any shares of our Common Stock if such sale would result in the Selling Stockholder’s beneficial ownership exceeding 4.99% of the then issued and outstanding Common Stock (the “Beneficial Ownership Cap”). Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall.

If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

6

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of Commencement. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

7

COMMITTED EQUITY FINANCING

On December 15, 2021, we entered into the Purchase Agreement and the Registration Rights Agreement with the Selling Stockholder. Pursuant to the Purchase Agreement, from and after the Commencement, we have the right to sell to the Selling Stockholder up to $100 million of shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the 24-month period beginning on the Commencement Date. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, on December 16, 2021, we filed the Registration Statement with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 20,143,404 shares of Common Stock, consisting of 197,628 Commitment Shares that we issued to the Selling Stockholder as payment of a commitment fee for its commitment to purchase shares of Common Stock at our election under to the Purchase Agreement, and up to 19,945,776 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time from and after the Commencement Date. The Registration Statement was declared effective by the SEC on December 23, 2021. We have not sold any shares of our common stock to B. Riley Principal Capital since the Commencement Date. On March 8, 2022, we filed this post-effective amendment to the Registration Statement to convert the Registration Statement into a registration statement on Form S-3, which includes this prospectus relating to the offer and resale of up to 20,143,404 shares of our common stock by the Selling Stockholder. Under the terms of the Purchase Agreement, we are prohibited from effecting sales of our Common Stock to B. Riley Principal Capital pursuant to the Purchase Agreement during the period beginning on the fifth trading day prior to the filing of the post-effective amendment, of which this prospectus forms a part, with the SEC, and ending on the trading day immediately following the effective date of the post-effective amendment that includes this prospectus, at which time we again may elect, in our sole discretion, to issue and sell up to 19,945,776 shares of Common Stock to B. Riley Principal Capital, from time to time during the term of the Purchase Agreement.

Following the satisfaction of the conditions to the Selling Stockholder’s purchase obligation set forth in the Purchase Agreement and subject to the continued satisfaction of these conditions, including the effectiveness of the registration statement that includes this prospectus, we have the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement Date, to direct the Selling Stockholder to purchase a specified amount of shares of Common Stock, not to exceed 20% of the Purchase Volume Reference Amount (as defined below) applicable to such purchase, by delivering written notice to the Selling Stockholder between 6:00 a.m. and 9:00 a.m., New York City time, on any trading day, so long as (i) the closing sale price of our Common Stock on the trading day immediately prior to such trading day is not less than $1.00 and (ii) all shares of Common Stock subject to all prior purchases by the Selling Stockholder under the Purchase Agreement have theretofore been received by the Selling Stockholder electronically as set forth in the Purchase Agreement.

We generally control the timing and amount of any sales of Common Stock to the Selling Stockholder. Actual sales of shares of our Common Stock to the Selling Stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to the Selling Stockholder under the Purchase Agreement more than the Exchange Cap of 20,143,404 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules or (ii) the average price per share paid by the Selling Stockholder for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $5.11 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of Common Stock to the Selling Stockholder under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning shares of Common Stock in excess of the 4.99%.

8

Neither we nor the Selling Stockholder may assign or transfer any of our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and general corporate purposes.

As consideration for the Selling Stockholder’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 197,628 Commitment Shares to the Selling Stockholder.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Purchase of Common Stock Under the Purchase Agreement

Purchases

We have the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement Date, to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of Common Stock as set forth in the Purchase Agreement (each such purchase, a “Purchase”) by delivering written notice to the Selling Stockholder between 6:00 a.m. and 9:00 a.m., New York City time (each, a “Purchase Notice”) on any trading day (each, a “Purchase Date”), so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to the applicable Purchase Date is not less than $1.00 (subject to adjustment as set forth in the Purchase Agreement); and

•	all shares of Common Stock subject to all prior Purchases and Additional Purchases (as defined below) by the Selling Stockholder under the Purchase Agreement theretofore required to have been received by the Selling Stockholder electronically on the applicable settlement date therefor have been so received by the Selling Stockholder in accordance with the Purchase Agreement.

The maximum number of shares of Common Stock that the Selling Stockholder is required to purchase in any single Purchase under the Purchase Agreement is equal to 20% of the Purchase Volume Reference Amount, which is defined as the lowest of:

•	the total number of shares of Common Stock traded on Nasdaq during the trading day immediately preceding the applicable Purchase Date;

•	the average daily number of shares of Common Stock traded on Nasdaq during the five consecutive trading day-period ending on (and including) the trading day immediately preceding the applicable Purchase Date; and

9

•	the average daily number of shares of Common Stock traded on Nasdaq during the 21 consecutive trading day-period ending on (and including) the trading day immediately preceding the applicable Purchase Date.

The per share purchase price of the shares of Common Stock that we may elect to sell to the Selling Stockholder in a Purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”), during the full regular trading hour period on Nasdaq on the applicable Purchase Date, calculated in accordance with the Purchase Agreement, or, if the trading volume threshold calculated in accordance with the Purchase Agreement is reached during such regular trading hour period, then only during the portion of the regular trading hour period on the applicable Purchase Date prior to the time such volume threshold is reached, the precise commencement and ending times of such period in accordance with the Purchase Agreement (the “Purchase Valuation Period”), less a variable discount ranging from 3% to 5%. The applicable discount for a Purchase will depend on the aggregate number of shares of Common Stock purchased by the Selling Stockholder on the applicable Purchase Date for the Purchase and all Additional Purchases effected on the same Purchase Date as such Purchase (as applicable) (such amount, the “Aggregate Daily Purchase Share Amount”) relative to the Purchase Volume Reference Amount.

The resulting per share purchase price of each such Purchase will be equal to:

•	97% of the VWAP for the applicable Purchase Valuation Period on the applicable Purchase Date, if the Aggregate Daily Purchase Share Amount for such Purchase is equal to or less than 6.67% of the Purchase Volume Reference Amount applicable to such Purchase;

•	96% of the VWAP for the applicable Purchase Valuation Period on the applicable Purchase Date, if the Aggregate Daily Purchase Share Amount for such Purchase is greater than 6.67%, but less than 15%, of the Purchase Volume Reference Amount applicable to such Purchase; or

•	95% of the VWAP for the applicable Purchase Valuation Period on the applicable Purchase Date, if the Aggregate Daily Purchase Share Amount for such Purchase is equal to or greater than 15% of the Purchase Volume Reference Amount applicable to such Purchase.

Additional Purchases

We may also direct the Selling Stockholder, on the same Purchase Date on which we have properly submitted a Purchase Notice for a Purchase, with respect to which the Purchase Valuation Period has ended prior to 1:30 p.m., New York City time, on such Purchase Date (provided all shares of Common Stock subject to all prior Purchases and Additional Purchases effected by us under the Purchase Agreement theretofore required to have been received by the Selling Stockholder electronically on the applicable settlement date therefor have been so received by the Selling Stockholder in accordance with the Purchase Agreement), to purchase an additional amount of our common stock (each such additional purchase, an “Additional Purchase”) by delivering written notice to the Selling Stockholder (each, an “Additional Purchase Notice”) by no later than 1:30 p.m., New York City time, on such Purchase Date, not to exceed 20% of the Purchase Volume Reference Amount applicable to such Additional Purchase.

The per share purchase price for the shares of Common Stock that we elect to sell to the Selling Stockholder in an Additional Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Purchase, provided that the VWAP will be measured during the portion of the normal trading hours on the applicable Purchase Date determined in accordance with the Purchase Agreement (such period, the “Additional Purchase Valuation Period”).

The resulting per share purchase price of each such Additional Purchase will be equal to:

10

•	97% of the VWAP for the applicable Additional Purchase Valuation Period on the applicable Purchase Date, if the Aggregate Daily Purchase Share Amount for such Additional Purchase is equal to or less than 6.67% of the Purchase Volume Reference Amount applicable to such Additional Purchase;

•	96% of the VWAP for the applicable Additional Purchase Valuation Period on the applicable Purchase Date, if the Aggregate Daily Purchase Share Amount for such Additional Purchase is greater than 6.67%, but less than 15%, of the Purchase Volume Reference Amount applicable to such Additional Purchase; or

•	95% of the VWAP for the applicable Additional Purchase Valuation Period on the applicable Purchase Date, if the Aggregate Daily Purchase Share Amount for such Additional Purchase is equal to or greater than 15% of the Purchase Volume Reference Amount applicable to such Additional Purchase.

We may, in our sole discretion, submit multiple Additional Purchase Notices on the same Purchase Date on which we have properly submitted a Purchase Notice for a Purchase and one or more Additional Purchase Notices for an Additional Purchase, with respect to which the Purchase Valuation Period and the Additional Purchase Valuation Period(s), respectively, have each ended prior to 1:30 p.m., New York City time, on such Purchase Date (again, provided all shares of Common Stock subject to all prior Purchases and Additional Purchases effected by us under the Purchase Agreement theretofore required to have been received by the Selling Stockholder electronically on the applicable settlement date therefor have been so received by the Selling Stockholder in accordance with the Purchase Agreement).

The terms and limitations of such multiple Additional Purchases effected on the same Purchase Date will be the same as those for a prior Additional Purchase on the same Purchase Date, and the per share purchase price for the shares of Common Stock that we elect to sell to the Selling Stockholder in such multiple Additional Purchases pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a prior Additional Purchase on the same Purchase Date, with the exception that the Additional Purchase Valuation Period(s) for each will begin and end at different times and may vary in length of time during normal trading hours on the applicable Purchase Date, as determined in accordance with the Purchase Agreement.

In the case of the Purchases and Additional Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase, the Selling Stockholder will provide us with a written confirmation for such Purchase and Additional Purchase, if applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by the Selling Stockholder for the shares of Common Stock purchased by the Selling Stockholder in such Purchase and Additional Purchase, if applicable.

The payment for, against delivery of, shares of Common Stock purchased by the Selling Stockholder in a Purchase and any Additional Purchase under the Purchase Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such Purchase and Additional Purchase, as set forth in the Purchase Agreement.

Conditions to Each Purchase

The Selling Stockholder’s obligation to accept Purchase Notices and Additional Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in Purchases and Additional Purchases under the Purchase Agreement, are subject to the satisfaction at the applicable “VWAP Purchase Commencement Time” or “Additional VWAP Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable Purchase Date or Additional Purchase Date for each Purchase or Additional Purchase, respectively, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Stockholder’s control, which conditions include the following:

11

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Selling Stockholder under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Selling Stockholder under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•	all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

•	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

12

•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Common Stock is not then listed on Nasdaq, on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment

•	of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•	the receipt by the Selling Stockholder of the bring-down legal opinions and negative assurances as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part;

•	the date on which the Selling Stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $100 million;

•	the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market;

•	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to the Selling Stockholder. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

The Selling Stockholder also has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

13

•	the occurrence of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;

•	if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) trading days after notice of such breach or default is delivered to us;

•	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the Selling Stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of the Selling Stockholder; or

•	trading in the Common Stock on The Nasdaq Global Select Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by the Selling Stockholder will become effective prior to the second trading day immediately following the date on which any pending Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, and both we and the Selling Stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed that none of the Selling Stockholder, its officers, its sole member or any entity managed or controlled by the Selling Stockholder or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, during the term of the Purchase Agreement.

Prohibition of Other Similar Continuous Equity Offerings

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into an agreement to effect an “equity line of credit,” “at-the-market offering,” or “equity distribution program” whereby we may issue or sell Common Stock or securities convertible into or exercisable for Common Stock at a future determined price.

14

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of Common Stock that may be issued or sold by us to the Selling Stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable Purchase Valuation Period for each Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of December 31, 2021, there were 101,135,849 shares of our Common Stock outstanding. If all of the 20,143,404 shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of December 31, 2021, such shares would represent approximately 16.6% of the total number of shares of our Common Stock outstanding and approximately 23.2% of the total number of outstanding shares held by non-affiliates.

Although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct the Selling Stockholder to purchase shares of our Common Stock from us in one or more Purchases under the Purchase Agreement, for a maximum aggregate purchase price of up to $100,000,000, only 20,143,404 shares of Common Stock (197,628 of which represent the Commitment Shares we issued to the Selling Stockholder upon signing the Purchase Agreement as payment of a commitment fee for the Selling Stockholder’s obligation to purchase shares of our Common Stock under the Purchase Agreement) are being registered for resale under the registration statement that includes this prospectus. Assuming all of such 20,143,404 shares were sold to the Selling Stockholder at the maximum 5% discount to the per share price of $5.06 (which represents the lower of the official closing price of our common stock on Nasdaq on December 14, 2021, the trading day immediately preceding the date of the Purchase Agreement, and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on December 14, 2021, the trading day immediately preceding the date of the Purchase Agreement, such number of shares would be insufficient to enable us to receive aggregate gross proceeds from the sale of such shares to the Selling Stockholder equal to the Selling Stockholder’s $100,000,000 total aggregate purchase commitment under the Purchase Agreement. However, because the market prices of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by the Selling Stockholder for shares of our Common Stock that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate because they will be based on such fluctuating market prices of our Common Stock, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to the Selling Stockholder under the Purchase Agreement in order to receive aggregate gross proceeds equal to the Selling Stockholder’s $100,000,000 total aggregate purchase commitment under the Purchase Agreement.

15

If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $100 million under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. The number of shares of our Common Stock ultimately offered for sale by the Selling Stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

The issuance of our Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares of Common Stock to the Selling Stockholder under the Purchase Agreement at varying purchase prices:

16

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder(2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement
$4.00		19,945,776	16.5%	$79,783,104
$5.00		19,945,776	16.5%	$99,728,880
$5.06	(3)	19,762,846	16.3%	$100,000,000
$5.11	(4)	19,569,472	16.2%	$100,000,000
$6.00		16,666,667	14.1%	$100,000,000
$7.00		14,285,715	12.4%	$100,000,000

(1)	Does not include the 197,628 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of Common Stock under the Agreement. The number of shares of Common Stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Stockholder under the Purchase Agreement, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Stockholder under this prospectus (excluding the 197,628 Commitment Shares), without regard for the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.

(2)	The denominator is based on 101,135,849 shares outstanding as of December 31, 2021 (which includes the 197,628 Commitment Shares we issued to the Selling Stockholder on December 15, 2021), adjusted to include the issuance of the number of shares set forth in the second column that we would have sold to the Selling Stockholder, assuming the average purchase price in the first column. The numerator is based on the number of shares of Common Stock set forth in the second column.

(3)	The closing sale price of our Common Stock on Nasdaq on December 14, 2021.

(4)	Nasdaq base price.

17

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. We may receive up to $100 million aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley Principal Capital pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to the Selling Stockholder after the date of this prospectus. See the section titled “Plan of Distribution” in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

18

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by B. Riley Principal Capital of up to 20,143,404 shares of Common Stock that have been and may be issued by us to B. Riley Principal Capital under the Purchase Agreement. For additional information regarding the shares of Common Stock included in this prospectus, see the section titled “Committed Equity Financing”. We are registering the shares of Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley Principal Capital on December 15, 2021, in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, B. Riley Principal Capital has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means B. Riley Principal Capital, LLC.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of December 31, 2021 . The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 101,135,849 shares of our Common Stock outstanding on December 31, 2021. Because the purchase price to be paid by the selling stockholder for shares of Common Stock, if any, that we may elect to sell to the selling stockholder in one or more Purchases and Additional Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates for such Purchases and Additional Purchases, the actual number of shares of Common Stock that we may sell to the selling stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(3)
B. Riley Principal Capital, LLC(4)	197,628	*	20,143,404	0	—

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

19

(1)	Represents the 197,628 shares of Common Stock we issued to B. Riley Principal Capital on December 15, 2021 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that B. Riley Principal Capital may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley Principal Capital’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases of Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to B. Riley Principal Capital to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by B. Riley Principal Capital, would cause B. Riley Principal Capital’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price per share paid by B. Riley Principal Capital for all shares of Common Stock purchased by B. Riley Principal Capital under the Purchase Agreement equals or exceeds $5.11 per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Cap nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 101,135,849 shares of our Common Stock outstanding as of December 31, 2021.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of B. Riley Principal Capital, LLC (“BRPC”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. BRPC’s principal business is that of a private investor. Daniel Shribman and Nick Capuano are the President and Chief Investment Officer, respectively, of BRPC. The sole member of BRPC is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). Mr. Shribman is the President of BRPI and the Chief Investment Officer of BRF. Mr. Shribman has sole voting power and sole investment power over securities beneficially owned, directly, by BRPC, and therefore Mr. Shribman may be deemed to beneficially own, indirectly, the securities beneficially owned, directly, by BRPC. The sole voting and investment powers of Mr. Shribman over securities beneficially owned directly by BRPC are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from BRPC. We have been advised that neither BRPI nor BRPC is a member of the Financial Industry Regulatory Authority or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Shribman as to beneficial ownership of the securities beneficially owned, directly, by BRPC.

20

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 750,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2021, there were 101,135,849 shares of Common Stock and no shares of preferred stock issued and outstanding.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding as of December 31, 2021. We have no present plans to issue any shares of preferred stock.

21

Warrants

As of December 31, 2021, there were 13,241,717 warrants to purchase Common Stock outstanding, consisting of 10,906,409 warrants issued in Novus’ initial public offering (the “Public Warrants”) and 2,335,308 warrants issued in a private placement (the “Private Warrants” and together with the Public Warrants, the “Warrants”). Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share at any time commencing 30 days after the closing of the Business Combination. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.

Holders of Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the five trading days ending on the trading day prior to the date of exercise.

The Private Warrants are identical to the Public Warrants except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Novus Initial Stockholders or their permitted transferees. Under the terms of the Warrant Agreement, if a Private Warrant is transferred to a holder other than an affiliate or permitted transferee, such Private Warrant will be treated as a Public Warrant.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant,

●	at any time after the Public Warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

●	if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.

The redemption criteria for our Public Warrants was established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.

22

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then-outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing of the Business Combination, or Warrants, if such modification or amendment is being undertaken after the closing of the Business Combination, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the Warrant Agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the Warrant Agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

23

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be changed only by resolution of our board of directors;

●	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

24

The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and our policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

25

Our Status as a Delaware Public Benefit Corporation

Our amended and restated certificate of incorporation reflects our designation as a public benefit corporation under Delaware law and identifies our public benefit as (i) empowering individuals in Appalachia, (ii) driving positive environmental change in the agriculture industry and (iii) improving the lives of our employees and the community at large.

Delaware public benefit corporations are governed by the DGCL, including subchapter XV of the DGCL. Section 361 of the DGCL states that if a corporation elects to become a public benefit corporation, it shall be subject in all respects to the provisions of the DGCL, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply. Perhaps the most notable distinction of subchapter XV is its requirement that public benefit corporation directors balance the financial interests of stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefits identified in the public benefit corporation’s certificate of incorporation when making decisions. To date, there is limited case law involving public benefit corporations and the application of this and other distinct public benefit corporation requirements, which may create some uncertainty until additional case law develops.

Stockholders should note, however, that Sections 361 and 365 of the DGCL indicate that Delaware’s longstanding “business judgment rule” should apply to the balancing determinations required of public benefit corporation directors so long as directors remain informed and free of conflicts of interests. Similarly, a director’s ownership of or other interest in stock of the public benefit corporation will not, for purposes of Subsection XV, create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement in the DGCL, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. We expect that, in large part, traditional Delaware corporation law principles and the application of those principles in case law—including those related to self-dealing, conflicts of interest, and the application of the business judgment rule—will continue to apply with respect to public benefit corporations.

The following is a summary of the material differences between traditional Delaware corporations not subject to subchapter XV of the DGCL and Delaware public benefit corporations to the extent subchapter XV of the DGCL imposes additional or different requirements than the DGCL generally. This summary is subject to the complete text of subchapter XV of the DGCL, which stockholders are encouraged to read carefully.

26

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences

General	Subject in all respects to the provisions of the DGCL.	Same as a traditional Delaware corporation, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply.	Not applicable.
Purpose	Usually incorporated as a for-profit corporation that may engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

Same as a traditional Delaware corporation; in addition, a Delaware public benefit corporation is intended to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. Accordingly, a Delaware public benefit corporation shall:

• Identify within its statement of business or purpose one or more specific “public benefits,” i.e., a positive effect (or reduction of negative effects) on one or more categories of persons, entities, communities or interests (other than shareholders in their capacities as shareholders), to be promoted by the corporation; and

• State within its heading that it is a public benefit corporation.

A public benefit corporation may be managed both to consider the financial interests of its shareholders as well as to promote its public benefits and operate in a responsible and sustainable manner.

Duties of Directors	Manage in the best interests of the corporation and its stockholders.	Manage in a manner that balances the pecuniary interests of the shareholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in its certificate of incorporation.	Directors of a traditional Delaware corporation may ordinarily take actions that they believe are not in the best interests of the stockholders in the short-term, at least if they believe that the action is in the long-term best interests of the corporation. The balancing requirement for directors of a public benefit corporation might more readily permit them, but does not require them, to take actions that stockholders consider not to be in their financial best interest.

27

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences

Director Liability for Public Benefit Purpose	Not applicable.	A director of a public benefit corporation shall not, by virtue of the public benefit provisions of the DGCL, have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in the certificate of incorporation or on account of any interest materially affected by the corporation’s conduct and, with respect to a decision implicating the balance requirement described in “Duties of Directors” above, will be deemed to satisfy such director’s fiduciary duties to stockholders and the corporation if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.	No practical difference; directors of traditional Delaware corporations and public benefit corporations must both act with a duty of care and duty of loyalty.

Conflicts of Interest for Public Benefit Duties of Directors	Not applicable.	A director’s ownership of or other interest in the stock of the public benefit corporation shall not alone create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement described in “Duties of Directors” above, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. In the absence of a conflict of interest, no failure to satisfy that balancing requirement shall, for the purposes of §102(b)(7) or §145 of the DGCL, constitute an act or omission not in good faith, or a breach of the duty of loyalty, unless the certificate of incorporation so provides.	No practical difference; the same DGCL requirements regarding officer and director conflicts of interest of a traditional Delaware corporation are applicable to a public benefit corporation.

28

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences

Suits to Enforce Public Benefit Duties of Directors	Not applicable.	Any action to enforce the balancing requirement described in “Duties of Directors” above, including any individual, derivative or any other type of action, may not be brought unless the plaintiffs in such action own individually or collectively, as of the date of instituting such action, at least 2% of the corporation’s outstanding shares or, in the case of a corporation with shares listed on a national securities exchange, the lesser of such percentage or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted. The provisions of subchapter XV do not relieve the plaintiffs from complying with any other conditions applicable to filing a derivative action including §327 of the DGCL and any rules of the court in which the action is filed.	The enforcement suit structure available to shareholders of a Delaware public benefit corporation that have met the threshold requirements may provide for additional circumstances in which a Delaware public benefit corporation is the subject of litigation related to a particular balancing decision made by the Board.

Public Benefit Notices	Not applicable.	A public benefit corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation formed pursuant to subchapter XV.	A public benefit corporation’s notice of meeting of stockholders must include a statement that it is a public benefit corporation.
Biennial Public Benefit Corporation Reporting	Not applicable.	A public benefit corporation shall no less than biennially provide its stockholders with a statement as to the corporation’s promotion of the public benefit or public benefits identified in the certificate of incorporation and of the best interests of those materially affected by the corporation’s conduct. The statement shall include items specified in subchapter XV.	The stockholders of a public benefit corporation will have access to regular reports highlighting certain aspects of the public benefit corporation’s conduct that might not be provided to stockholders of a traditional Delaware corporation.
Common Law Fiduciary Duties in Transactions for Corporate Control	In the context of certain transactions implicating a sale of control of a company, Delaware common law may impose on directors of a traditional corporation a duty to maximize short-term stockholder value.	In response to all sale transactions, the directors of a public benefit corporation are required to adhere to the balancing requirement described in “Duties of Directors” above.	In a potential sale of control transaction of a public benefit corporation, the board of directors would consider and balance factors in addition to maximizing short-term stockholder value. In the context of a hostile bid for a public benefit corporation, the board of directors could choose to reject such a bid in circumstances where the directors of a traditional corporation might be compelled by their fiduciary duties to accept such an offer. Consequently, the stockholders of a public benefit corporation may not as easily realize their investment through a sale of control transaction.

29

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

Listing

Our Common Stock and Warrants are traded on The Nasdaq Stock Market LLC under the symbols “APPH” and “APPHW”, respectively.

30

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock. All prospective holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our Common Stock. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our Common Stock.

We assume in this discussion that a holder holds our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

31

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our Common Stock that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock, less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

32

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock ” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:

33

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

34

Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

35

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder, B. Riley Principal Capital, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley Principal Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley Principal Capital has informed us that it intends to use one or more registered broker-dealers (one of which is an affiliate of B. Riley Principal Capital) to effectuate all sales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital has informed us that each such broker-dealer (excluding any broker-dealer that is an affiliate of B. Riley Principal Capital), may receive commissions from B. Riley Principal Capital for executing such sales for B. Riley Principal Capital and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

36

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have agreed to issue to B. Riley Principal Capital 197,628 shares of our Common Stock as Commitment Shares upon execution of the Purchase Agreement and the Registration Rights Agreement. In addition, we have agreed to reimburse B. Riley Principal Capital up to $75,000 for the fees and disbursements of its counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

We also have agreed to indemnify B. Riley Principal Capital and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley Principal Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley Principal Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $750,000.

B. Riley Principal Capital has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley Principal Capital, its officers, its sole member, or any entity managed or controlled by B. Riley Principal Capital or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. B. Riley Principal Capital has agreed that during the term of the Purchase Agreement, none of B. Riley Principal Capital, its officers, its sole member, or any entity managed or controlled by B. Riley Principal Capital or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

37

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “APPH”.

One or more affiliates of B. Riley Principal Capital may, from time to time, provide various investment banking and other financial services for us that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley Principal Capital to which this prospectus relates, for which investment banking and other financial services they may receive customary fees, commissions and other compensation from us, apart from the fees, discounts and other compensation that B. Riley Principal Capital will receive in connection with the transactions contemplated by the Purchase Agreement.

38

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Cooley LLP. As of the date of this prospectus, GC&H Investments, LLC, which is an entity beneficially owned by current and former partners and associates of Cooley LLP, beneficially holds an aggregate of 95,817 shares of our Common Stock.

EXPERTS

The consolidated financial statements of AppHarvest, Inc. appearing in AppHarvest, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of AppHarvest, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.appharvest.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D; and amendments to those documents. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2022, January 31, 2022 (except for the information furnished under Item 2.02 and the exhibits thereto) and February 9, 2022 (except for the information furnished under Item 7.01 and the exhibits thereto); and

•	the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

39

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document) at no cost, by writing or telephoning us at the following address and phone number:

AppHarvest, Inc.
500 Appalachian Way
Morehead, KY
(606) 653-6100

40

20,143,404 Shares

Common Stock

PROSPECTUS

, 2022

41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered for resale hereunder. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$9,169
Accountants’ fees and expenses	225,000
Legal fees and expenses	300,000
Printing fees	60,000
Miscellaneous fees and expenses	155,831
Total expenses	$750,000

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by the Registration Statement will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation and our amended and restated bylaws.

We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registration Rights Agreement we entered into on December 15, 2021, provides that B. Riley Principal Capital will indemnify, under certain circumstances, us, our directors, our officers who sign the registration statement and our controlling persons within the meaning of the Securities Act, against certain liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated By Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
3.1	Amended and Restated Certificate of Incorporation of AppHarvest, Inc.	Form 8-K	001-39288	3.1	February 2, 2021
3.2	Amended and Restated Bylaws of AppHarvest, Inc.	Form 8-K	001-39288	3.2	February 2, 2021
4.1	Specimen Common Stock Certificate.	Form S-4/A	333-249421	4.4	December 1, 2020
5.1	Opinion of Cooley LLP.	Form S-1	333-261679	5.1	December 16, 2021
10.1	Common Stock Purchase Agreement, dated December 15, 2021, by and between the AppHarvest, Inc. and B. Riley Principal Capital, LLC.	Form 8-K	001-39288	10.1	December 15, 2021
10.2	Registration Rights Agreement, dated December 15, 2021, by and between the Company and B. Riley Principal Capital, LLC.	Form 8-K	001-39288	10.2	December 15, 2021
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

		Incorporated By Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
23.2	Consent of Cooley (included in Exhibit 5.1).	Form S-1	333-261679	5.1	December 16, 2021
24.1	Power of Attorney (included on signature page of the S-1).	Form S-1	333-261679	24.1	December 16, 2021
24.2*	Power of Attorney (included on signature page).

*	Filed herewith.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Morehead, State of Kentucky, on this 8th day of March, 2022.

APPHARVEST, INC.

By:	/s/ Jonathan Webb
Jonathan Webb
Chief Executive Officer and Chairperson

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Webb and Loren Eggleton, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Webb	Chief Executive Officer and Chairperson	March 8, 2022
Jonathan Webb	(Principal Executive Officer)

/s/ Loren Eggleton	Chief Financial Officer	March 8, 2022
Loren Eggleton	(Principal Financial Officer and Principal Accounting Officer)

*	President and Director	March 8, 2022
David Lee

*	Director	March 8, 2022
Kiran Bhatraju

*	Director	March 8, 2022
Ciara A. Burnham

*	Director	March 8, 2022
Greg Couch

/s/ Patrick Halfmann	Director	March 8, 2022
Patrick Halfmann

*	Director	March 8, 2022
Anna Mason

*	Director	March 8, 2022
R. Geof Rochester

*	Director	March 8, 2022
Martha Stewart

/s/ J. Kevin Willis	Director	March 8, 2022
J. Kevin Willis

*By:	/s/ JONATHAN WEBB
Jonathan Webb
Attorney-in-Fact